Exhibit 99.1
NEWS RELEASE
One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.geogroup.com
CR-11-13
THE GEO GROUP REPORTS FIRST QUARTER 2011 RESULTS
•	1Q11 Net Income of $16.4 Million — $0.25 Earnings Per Share

•	1Q11 Pro Forma Net Income increased to $22.7 Million — $0.35 Earnings Per Share

•	Confirmed 2011 Pro Forma EPS Guidance of $1.55 to $1.65; 2011 Adjusted EBITDA of $320 to $330 Million and Adjusted Funds from Operations of $2.70 to $2.85 per share

•	Issued 2Q11 Pro Forma EPS Guidance of $0.38 to $0.40
Boca Raton, Fla. — May 4, 2011 — The GEO Group (NYSE: GEO) (“GEO”) today reported first quarter 2011 financial results. GEO reported net income for the first quarter 2011 of $16.4 million, or $0.25 per diluted share, compared to net income of $17.7 million, or $0.34 per diluted share for the first quarter of 2010. GEO’s first quarter 2011 net income includes $3.7 million, after-tax, in one-time M&A transaction related expenses, which are reported in GEO’s general and administrative expenses; a $0.4 million after-tax income effect related to the loss attributable to non-controlling interests; and $2.2 million, after-tax, in start-up/transition expenses.
Excluding these items, GEO reported Pro Forma net income of $22.7 million, or $0.35 per diluted share, for the first quarter of 2011 compared to Pro Forma net income of $17.7 million, or $0.34 per diluted share for the first quarter of 2010.
George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are pleased with our strong first quarter earnings results and our confirmed outlook for the remainder of the year. Our strong financial performance continues to be driven by sound operational results from our diversified business units of U.S. Detention & Corrections, GEO Care, and International Services. We continue to be optimistic about the demand for our diversified services, and we believe that GEO is uniquely positioned to provide comprehensive, turnkey solutions across a continuum of care for correctional, detention, and treatment services worldwide.”
Pro forma net income excludes start-up/transition expenses, and other items as set forth in the table below, which presents a reconciliation of pro forma net income to net income for the first quarter 2011 and 2010. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines pro forma net income.

Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

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Table 1. Reconciliation of Pro Forma Net Income to Net Income
(In thousands except per share data)

	13 Weeks Ended	13 Weeks Ended
	3-Apr-11	4-Apr-10
Net income	$16,380	$17,708
M&A-related Expenses, net of tax	3,735	—
Start-up/transition expenses, net of tax	2,189	—
Net (income) loss attributable to non-controlling interests	410	(36)

Pro forma net income	$22,714	$17,672

Diluted earnings per share	$0.25	$0.34
M&A-related Expenses, net of tax	0.06	—
Start-up/transition expenses, net of tax	0.03	—
Net (income) loss attributable to non-controlling interests	0.01	—

Diluted pro forma earnings per share	$0.35	$0.34

Weighted average common shares outstanding-diluted	64,731	51,640
Business Segment Results
The following table presents a summary of GEO’s segment results for the first quarter 2011 and 2010.
Table 2. Business Segment Results

	13 Weeks Ended	13 Weeks Ended
	3-Apr-11	4-Apr-10
Revenues
U.S. Detention & Corrections	$240,504	$189,709
GEO Care	98,015	37,502
International Services	53,128	45,880
Facility Construction & Design	119	14,451

	$391,766	$287,542

Operating Expenses
U.S. Detention & Corrections	$171,801	$136,860
GEO Care	78,820	32,365
International Services	48,649	43,604
Facility Construction & Design	16	13,503

	$299,286	$226,332

Depreciation & Amortization Expense
U.S. Detention & Corrections	$12,930	$7,905
GEO Care	5,345	898
International Services	527	435
Facility Construction & Design	—	—

	$18,802	$9,238

Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

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Table 2. Business Segment Results (Continued)

	13 Weeks Ended	13 Weeks Ended
	3-Apr-11	4-Apr-10
Compensated Mandays
U.S. Detention & Corrections	4,307,644	3,456,399
GEO Care	482,773	189,407
International Services	650,377	623,178

	5,440,794	4,268,984

Revenue Producing Beds
U.S. Detention & Corrections	51,187	40,685
GEO Care	6,219	2,157
International Services	7,147	6,854

	64,553	49,696

Average Occupancy
U.S. Detention & Corrections	93.3%	93.4%
GEO Care	86.6%	96.5%
International Services	100.0%	100.0%

	93.4%	94.4%
U.S. Detention & Corrections
For the first quarter of 2011, U.S. Detention & Corrections revenue increased by approximately $50.8 million year-over-year. This revenue increase was driven primarily by GEO’s acquisition of Cornell Companies (“Cornell”) in August 2010; the fourth quarter 2010 opening of the Blackwater Correctional Facility in Florida; and the activation of a new contract with the Federal Bureau of Prisons at the D. Ray James Correctional Facility in Georgia. These factors were offset by the transition of managed-only contracts for the Graceville Correctional Facility and the Moore Haven Correctional Facility in Florida and the Bridgeport Correctional Center, North Texas Intermediate Sanction Facility, and South Texas Intermediate Sanction Facility in Texas.
GEO Care
For the first quarter of 2011, GEO Care revenue increased by approximately $60.5 million year-over-year. This revenue increase was driven primarily by GEO’s acquisitions of Cornell in August 2010 and BI Incorporated (“BI”) in February 2011.
International Services
For the first quarter of 2011, International Services revenue increased by approximately $7.2 million year-over-year driven primarily by the activation of the Parklea Correctional Centre in Australia; the opening of a 360-bed expansion at the Harmondsworth Immigration Removal Centre in the United Kingdom; and positive foreign exchange rate fluctuations.

Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

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Adjusted EBITDA
First quarter 2011 Adjusted EBITDA increased to $73.1 million from $46.3 million in the first quarter of 2010.
Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted EBITDA. The following table presents a reconciliation from Adjusted EBITDA to net income for the first quarter 2011 and 2010.
Table 3. Reconciliation from Adjusted EBITDA to Net Income
(In thousands)

	13 Weeks Ended	13 Weeks Ended
	3-Apr-11	4-Apr-10
Net income	$16,380	$17,708
Interest expense, net	15,392	6,585
Income tax provision	9,780	10,821
Depreciation and amortization	18,802	9,238
Tax provision on equity in earnings of affiliate	1,024	786

EBITDA	$61,378	$45,138

Adjustments, pre-tax
M&A-related Expenses	5,657	—
Stock Based Compensation	2,061	1,192
Start-up/transition expenses	3,567	—
(Income) loss attributable to non-controlling interests	410	(36)

Adjusted EBITDA	$73,073	$46,294

Adjusted Funds from Operations
Adjusted Funds from Operations for the first quarter of 2011 increased to $43.4 million compared to $35.7 million for the first quarter of 2010.
Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted Funds from Operations. The following table presents a reconciliation from Adjusted Funds from Operations to net income for the first quarter 2011 and 2010.

Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

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Table 4. Reconciliation of Adjusted Funds from Operations to Net Income
(In thousands)

	13 Weeks Ended	13 Weeks Ended
	3-Apr-11	4-Apr-10
Net income	$16,380	$17,708
(Income) loss attributable to non-controlling interests	410	(36)
Depreciation and Amortization	18,802	9,238
Income Tax Provision	9,780	10,821
Income Taxes Paid	(940)	(993)
Stock Based Compensation	2,061	1,192
Maintenance Capital Expenditures	(8,319)	(2,959)
Equity in Earnings of Affiliates, Net of Income Tax	(662)	(590)
Amortization of Debt Costs and Other Non-Cash Interest	226	1,272
M&A-related Expenses	5,657	—

Adjusted Funds from Operations	$43,395	$35,653

2011 Financial Guidance
GEO confirmed its financial guidance for 2011. GEO expects 2011 total revenues to be in the range of $1.62 billion to $1.64 billion, including approximately $115 million in revenues from BI. GEO expects 2011 pro forma earnings to be in a range of $1.55 to $1.65 per share, excluding $0.06 in after-tax acquisition-related expenses and $0.16 in after-tax start-up/transition expenses and international bid and proposal costs.
GEO confirmed its 2011 guidance for Adjusted EBITDA in a range of $320 million to $330 million and Adjusted Funds from Operations in a range of $175 million to $185 million, or $2.70 to $2.85 per share. As previously disclosed by GEO, the acquisition of BI is expected to have a neutral impact on GEO’s pro forma 2011 earnings per share and to become accretive to pro forma earnings starting in 2012.
GEO also issued second quarter 2011 financial guidance. GEO expects second quarter 2011 total revenues to be in the range of $405 million to $410 million. GEO expects second quarter 2011 pro forma earnings to be in a range of $0.38 to $0.40 per share, excluding $0.06 in after-tax start-up/transition expenses and international bid and proposal costs.

Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

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Conference Call Information
GEO has scheduled a conference call and simultaneous webcast at 2:00 PM (Eastern Time) today to discuss GEO’s first quarter 2011 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-800-659-2056 and the international call-in number is 1-617-614-2714. The participant pass-code for the conference call is 65944659. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.geogroup.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until June 4, 2011 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 96578849.
About The GEO Group, Inc.
The GEO Group is a world leader in the delivery of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the management and/or ownership of approximately 80,000 beds at 116 correctional, detention and residential treatment facilities, including projects under development.
Important Information on GEO’s Non-GAAP Financial Measures
Pro Forma Net Income, Adjusted EBITDA and Adjusted Funds From Operations are non-GAAP financial measures that are presented as supplemental disclosures.
Pro Forma Net Income is defined as net income adjusted for net (income) loss attributable to non-controlling interests, start-up/transition expenses, international bid and proposal expenses, and M&A-related expenses, net of tax. GEO believes that Pro Forma Net Income is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of certain unusual or non-recurring charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Pro Forma Net Income to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

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Adjusted EBITDA is defined as net income before net interest expense, income tax, depreciation and amortization, and tax provision on equity in earnings of affiliate, adjusted for net (income) loss attributable to non-controlling interests, stock-based compensation, start-up/transition expenses, international bid and proposal expenses, and M&A-related expenses, net of tax. GEO believes that Adjusted EBITDA is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of certain unusual or non-recurring charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Adjusted EBITDA to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.
Adjusted Funds From Operations is defined as net income excluding depreciation and amortization, income taxes, stock-based compensation, maintenance capital expenditures, equity in earnings of affiliates and amortization of debt costs and other non-cash interest, net (income) loss attributable to non-controlling interests, and M&A-related expenses, net of tax. GEO believes that Adjusted Funds From Operations is useful to investors as it provides information regarding cash that GEO’s operating business generates before taking into account certain cash and non-cash items that are non-operational or infrequent in nature, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Adjusted Funds From Operations to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.
A reconciliation of these non-GAAP measures to the most directly comparable GAAP measurements of these items is included in Tables 1, 3 and 4, respectively.

Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

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Safe-Harbor Statement
This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues, costs, and cost synergies, our ability to maintain growth and strengthen contract relationships, and our ability to meet the increasing demand for correctional, detention, and residential treatment services, and long-term growth prospects in our industry. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2011 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) the risk that the BI business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (4) the risk that the expected increased revenues resulting from the acquisition of Cornell may not be fully realized or may take longer to realize than expected; (5) the risk that the cost synergies from the transaction may not be fully realized or may take longer to realize than expected; (6) any difficulties encountered in maintaining relationships with customers, employees or suppliers as a result of the transaction with Cornell; (7) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (8) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (9) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (10) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (11) GEO’s ability to obtain future financing on acceptable terms; (12) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (13) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.
First quarter 2011 financial tables to follow:

Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

THE GEO GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN WEEKS ENDED
APRIL 3, 2011 AND APRIL 4, 2010
(In thousands, except per share data)
(UNAUDITED)

	Thirteen Weeks Ended
	April 3, 2011	April 4, 2010
Revenues	$391,766	$287,542
Operating expenses	299,286	226,332
Depreciation and amortization	18,802	9,238
General and administrative expenses	32,788	17,448

Operating income	40,890	34,524
Interest income	1,569	1,229
Interest expense	(16,961)	(7,814)

Income before income taxes and equity in earnings of affiliate	25,498	27,939
Provision for income taxes	9,780	10,821
Equity in earnings of affiliate, net of income tax provision of $1,024 and $786	662	590

Net income	16,380	17,708
Net (income) loss attributable to noncontrolling interests	410	(36)

Net income attributable to The GEO Group, Inc.	$16,790	$17,672

Weighted-average common shares outstanding:
Basic	64,291	50,711

Diluted	64,731	51,640

Income per Common Share Attributable to The GEO Group, Inc. — Basic	$0.26	$0.35

Income per Common Share Attributable to The GEO Group, Inc. — Diluted	$0.26	$0.34

Comprehensive income:
Net income	$16,380	$17,708
Total other comprehensive income, net of tax	305	184

Total comprehensive income	16,685	17,892
Comprehensive income (loss) attributable to noncontrolling interests	417	(55)

Comprehensive income attributable to The GEO Group Inc.	$17,102	$17,837

Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

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THE GEO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
APRIL 3, 2011 AND JANUARY 2, 2011
(In thousands, except share data)

	April 3, 2011	January 2, 2011
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$85,894	$39,664
Restricted cash and investments (including VIEs[1] of $30,608 and $34,049, respectively)	37,593	41,150
Accounts receivable, less allowance for doubtful accounts of $1,605 and $1,308	278,654	275,778
Deferred income tax assets, net	47,983	32,126
Prepaid expenses and other current assets	31,897	36,377

Total current assets	482,021	425,095

Restricted Cash and Investments (including VIEs of $30,540 and $33,266, respectively)	49,974	49,492
Property and Equipment, Net (including VIEs of $166,073 and $167,209, respectively)	1,568,517	1,511,292
Assets Held for Sale	10,269	9,970
Direct Finance Lease Receivable	36,758	37,544
Deferred Income Tax Assets, Net	936	936
Goodwill	527,118	244,009
Intangible Assets, Net	210,598	87,813
Other Non-Current Assets	69,944	56,648

Total Assets	$2,956,135	$2,422,799

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$80,158	$73,880
Accrued payroll and related taxes	48,834	33,361
Accrued expenses	117,446	120,670
Current portion of capital lease obligations, long-term debt and non-recourse debt (including VIEs of $19,570 and $19,365, respectively)	50,047	41,574

Total current liabilities	296,485	269,485

Deferred Income Tax Liabilities	107,370	63,546
Other Non-Current Liabilities	61,905	46,862
Capital Lease Obligations	13,888	13,686
Long-Term Debt	1,236,241	798,336
Non-Recourse Debt (including VIEs of $126,320 and $132,078, respectively)	184,867	191,394
Total Shareholders’ Equity	1,055,379	1,039,490

Total Liabilities and Shareholders’ Equity	$2,956,135	$2,422,799

1	Variable interest entities or “VIEs”

Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

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